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                                                                    EXHIBIT 10.9



                                                          WINTERICH, RICHARD W.


                           MOBILITY ELECTRONICS, INC.
                        INCENTIVE STOCK OPTION AGREEMENT


         This Incentive Stock Option Agreement (the "Agreement") dated as of April 12, 1999 is entered into between Mobility Electronics, Inc., a Delaware corporation (the "Company"), Richard W. Winterich, an employee of the Company (the "Optionee"). In consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:

         1. GRANT OF OPTION. Under the terms and conditions of the Company's Amended and Restated 1996 Long Term Incentive Plan (the "Plan"), a copy of which is attached hereto and incorporated herein by reference, the Company grants to the Optionee an option (the "Option") to purchase from the Company all or any part of a total of 100,000 shares of the Company's Common Stock, par value $.01 per share, at a price of $4.00 per share. The Option is granted as of the date first above written (the "Date of Grant").

         2. CHARACTER OF OPTION. The Option is an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         3. TERM. The Option will expire on the fifth anniversary of the Date of Grant or, in the event of the Optionee's termination of employment with the Company, on such earlier date as may be provided in Section 6(b) of the Plan.

         4. VESTING. Subject to the provisions of Section 6(b) of the Plan, the Option may be exercised according to the following schedule, provided, however that this Option shall vest in full if there is a Change In Control as defined in the Employment Agreement between Optionee and the Company dated November 20, 1998.

         Percentage
         Exercisable                                 Period
         -----------                                 ------

           33.33%                   After one year from the Date of Grant

           66.66%                   After two years from the Date of Grant

           100%                     After three years from the Date of Grant

         The unexercised portion of the Option from one period may be carried over to a subsequent period or periods, and the right of the Optionee to exercise the Option as to such unexercised portion shall continue for the entire term.

         5. PROCEDURE FOR EXERCISE. Exercise of the Option or a portion thereof shall be effected by the giving of written notice to the Company and payment of the purchase price prescribed in Section 1 above for the shares to be acquired pursuant to the exercise.


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         6.       PAYMENT OF PURCHASE PRICE. Payment of the purchase price for any shares purchased pursuant to the Option shall be in cash, unless otherwise agreed to in writing by the Compensation Committee of the Board of Directors of the Company.

         7. TRANSFER OF OPTIONS. The Option may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Optionee, may be exercised only by the Optionee or by the Optionee's legally authorized representative.

         8. TERMINATION. The Option shall terminate on the earlier of (i) the expiration date set forth in Section 3 above or, (ii) in the event of the termination of the Optionee's employment, the date provided in Section 6(b) of the Plan.

         9. ACCEPTANCE OF THE PLAN. The Option is granted subject to all of the applicable terms and provisions of the Plan, and such terms and provisions are incorporated by reference herein. The Optionee hereby accepts and agrees to be bound by all the terms and conditions of the Plan.

         10. AMENDMENT. This Agreement may be amended by an instrument in writing signed by both the Company and the Optionee.

         11. CONFIDENTIALITY AND NONCOMPETITION. In consideration of the grant of Option hereunder, Optionee agrees to the following:

                  (a) Acknowledgment of Proprietary Interest. Optionee recognizes the proprietary interest of the Company and its affiliates in any Trade Secrets (as hereinafter defined) of the Company and its affiliates. Optionee acknowledges and agrees that any and all Trade Secrets currently known by Optionee or learned by Optionee during the course of his engagement by the Company or otherwise, whether developed by Optionee alone or in conjunction with others or otherwise, shall be and is the property of the Company and its affiliates. Optionee further acknowledges and understands that his disclosure of any Trade Secrets will result in irreparable injury and damage to the Company and its affiliates. As used herein, "Trade Secrets" means all confidential and proprietary information of the Company and its affiliates, now owned or hereafter acquired, including, without limitation, information derived from reports, investigations, experiments, research, work in progress, drawings, designs, plans, proposals, codes, marketing and sales programs, client lists, client mailing lists, financial projections, cost summaries, pricing formula, and all other concepts, ideas, materials, or information prepared or performed for or by the Company or its affiliates and information related to the business, products or sales of the Company or its affiliates, or any of their respective customers, other than information which is otherwise publicly available; provided, however, "Trade Secrets" does not include any information that is known or readily obtainable by companies within the computer industry.

                  (b) Covenant Not-to-Divulge Trade Secrets. Optionee acknowledges and agrees that the Company and its affiliates are entitled to prevent the disclosure of Trade Secrets. As consideration for the grant of the options hereunder to Optionee by the Company, Optionee agrees at all times during his employment with the Company and thereafter to hold in strict confidence and not to disclose or allow to be disclosed to any person, firm or corporation, other than to persons engaged by the Company and its affiliates to further the business of the Company and its affiliates, and not to use except in the pursuit of the business of the Company and its


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         affiliates, the Trade Secrets, without the prior written consent of the
         Company, including Trade Secrets developed by Optionee.

                  (c) Return of Materials at Termination. In the event of any termination or cessation of his employment with the Company for any reason whatsoever, Optionee will promptly deliver to the Company all documents, data and other information pertaining to Trade Secrets. Optionee shall not take any documents or other information, or any reproduction or excerpt thereof, containing or pertaining to any Trade Secrets.

                  (d) Competition During Employment. Optionee agrees that during his employment with the Company, neither he, nor any of his affiliates, will directly or indirectly compete with the Company or its affiliates in the portable or handheld computer power, docking, and connectivity business, which is defined as product lines or businesses that are competitive with products that are manufactured, marketed or sold by the Company and its affiliates during the term of his employment or under development during the term of his employment (the "Business"); and that he will not act as an officer, director, employee, consultant, shareholder, lender, or agent of any entity which is competitive with the Business; provided, however, that this Section shall not prohibit Optionee or any of his affiliates from purchasing or holding an aggregate equity interest of up to 1% in any business in competition with the Business. Furthermore, Optionee agrees that during his employment with the Company, he will undertake no planning for the organization of any business activity competitive with the Business and Optionee will not combine or conspire with any other Optionee of the Company and its affiliates for the purpose of the organization of any such competitive business activity.

                  (e) Competition Following Employment. Optionee agrees that for a period of one-year after the termination or cessation of his employment for the Company for any reason whatsoever, neither he, nor any of his affiliates, will directly or indirectly: (1) compete with the Company or its affiliates in the Business, and that he will not act as an officer, director, Optionee, consultant, shareholder, lender, or agent of any entity which is engaged in the Business; provided, however, that this Section shall not prohibit Optionee or any of his affiliates from purchasing or holding an aggregate equity interest of up to 1% in any business in competition with the Business. Furthermore, Optionee will not combine or conspire with any other Optionees of the Company and its affiliates for the purpose of the organization of any such competitive business activity.

         12. INVENTIONS. In consideration of the grant of Option hereunder, Optionee agrees to the following:

                  (a) Disclosure to Company. Optionee agrees to promptly disclose to the Company any and all inventions, discoveries, improvements, trade secrets, formulas, compositions, coded designs, programs, techniques, processes, and know-how, whether or not reduced to writing or practice, conceived by Optionee during the period of his or her employment with the Company, either alone or jointly with others, which relate to or result from the actual or anticipated business, work, research or investigations of the Company, or which result, to any extent, from use of the Company's premises or property (the work being hereinafter collectively referred to as the "Intellectual Property"). Further, Optionee shall disclose in confidence to the Company all patent and copyright applications filed by or on behalf of Optionee during the term of his employment with the Company and, to the extent such application related to the business of the


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         Company at the date Optionee's employment terminates, for a period of three (3) years thereafter.

                  (b) Intellectual Property as Sole Property of the Company. Optionee acknowledges and agrees that all the Intellectual Property shall be the sole property of Optionee or any other entity designated by it, and Optionee hereby assigns to the Company his or her entire right and interest in and to all Intellectual Property. Optionee further agrees as to all Intellectual Property to assist the Company in every way (at the Company's expenses) to obtain and from time to time enforce patents and copyrights on the Intellectual Property in any and all countries during the term of this Agreement. To that end, by way of illustration but not limitation. Optionee will testify in any suit or other proceeding involving any of the Intellectual Property, execute all documents which the Company reasonably determines to be necessary or convenient for use in applying for and obtaining patents and copyrights thereon and enforcing same, and execute all necessary assignments thereof to the Company or persons designated by it. Optionee's obligation to assist the Company in obtaining and enforcing patents and copyrights for the Intellectual Property shall continue beyond the termination of his employment, but the Company shall compensate Optionee at a reasonable rate after such termination for the time actually spent by Optionee at the Company's request as such assistance and the Company's requests for assistance shall be reasonable in light of Optionee's then existing business commitments. Optionee hereby irrevocably appoints the Company, and its duly authorized officers and agents, as Optionee's agent and attorney-in-fact to act for and on behalf of Optionee in filing all patent and copyright applications, amendments, renewals, and all other appropriate documents in any way related to Intellectual Property. The Company will promptly notify Optionee following any such filing, provided that the Company will not be obligated to make such notification if as a result the Company would be in violation of any agreement or order to which it is subject or bound.

                  (c) List of Prior Inventions. As a matter of record, Optionee has set forth on Exhibit "A" attached hereto a complete list separately identifying each invention, discovery, improvement, trade secret, formula, composition, code, design, program, technique, process and know-how made or discovered by Optionee prior to his employment with the Company. Optionee represents and covenants that such list is complete. As a matter of record, Optionee has set forth on Exhibit "A" attached hereto a complete list of all inventions, programs, discoveries, or improvements relating to the Company's business which have been made by Optionee prior to his employment with the Company. Optionee represents and covenants that such list is complete. All such matters set forth in Exhibit "A", if any, which Optionee made prior to his employment by the Company are excluded from the scope of this Agreement.

                  (d) Time of Invention; Presumption. For the purposes of this Agreement, an invention or other Intellectual Property is deemed to have been made or conceived during the duration of employment if during such time, the invention or other Intellectual Property was conceived or first actually reduced to writing or practice; and Optionee agrees that any disclosure of an invention, Intellectual Property or any patent or copyright application made within one (1) year after termination of his employment shall be presumed to relate to an invention or other Intellectual Property which was made or conceived during the term of Optionee's employment unless Optionee provides satisfactory and compelling evidence to the contrary.

                  (e) Training and Experience. Nothing herein is intended to prevent or restrict the use by Optionee of Optionee's education, training and experience, except insofar as is expressly provided.

         13. MISCELLANEOUS. This Agreement will be construed and enforced in accordance with the State of Delaware and will be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian or other legal representative of the Optionee.

         Executed as of the date first above written.


                                   MOBILITY ELECTRONICS, INC.


                                   By: /s/ CHARLES R. MOLLO
                                       -----------------------------------------
                                       Charles R. Mollo
                                       Chief Executive Officer


                                   OPTIONEE:

                                   /s/ RICHARD. WINTERICH
                                   ---------------------------------------------
                                   Richard W. Winterich

                                   [WITHHELD]
                                   ---------------------------------------------
                                   Social Security Number of Optionee